Exhibit 99.1

ALBERTON ACQUISITION CORPORATION ANNOUNCES

AN ALERT TO A FALSE STATEMENT PUBLISHED BY

AN UNAUTHORIZED THIRD PARTY INVOLVING ALAC

New York, March 3, 2020/PRNewswire/--Alberton Acquisition Corporation (NASDAQ: ALAC) today issued an alert to a false statement on several social medial platforms regarding an Australian fin-tech company named “Australia Bee Blockchain Foundation”“小蜜蜂”, which has erroneously stated that it has consummated a business combination with ALAC. ALAC has no contact or connection whatsoever with the fin-tech company in question and has not authorized such company or any media outlet to make such announcement. ALAC may consider taking further action if such unauthorized statements are not corrected by the party or parties responsible for such false statements.

About ALAC

ALAC is a blank check company, also commonly referred to as a Special Purpose Acquisition Company, or SPAC, formed for the purpose of acquiring, engaging in a share exchange, share reconstruction and amalgamation, purchasing all or substantially all of the assets of, entering into contractual arrangements, or engaging in any other similar business combination with one or more businesses or entities. ALAC’s efforts to identify a target business have not been limited to a particular industry or geographic region.

Forward-Looking Statements

This press release includes “forward-looking statements” that involve risks and uncertainties that could cause actual results to differ materially from what is expected, including the funding of the Trust Account to further extend the period of time for the ALAC to consummate an initial business combination, if needed. Words such as “expects”, “believes”, “anticipates”, “intends”, “estimates”, “seeks”, “may”, “might”, “plan”, “possible”, “should” and variations and similar words and expressions are intended to identify such forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. Such forward-looking statements relate to future events or future results, based on currently available information and reflect ALAC management's current beliefs. A number of factors could cause actual events or results to differ materially from the events and results discussed in the forward-looking statements. In addition, please refer to the Risk Factors section of ALAC’s Form 10-K, its Quarterly Reports on Form 10-Q for additional information identifying important factors that could cause actual results to differ materially from those anticipated in the forward-looking statements. Except as expressly required by applicable securities law, ALAC disclaims any intention or obligation to update or revise any forward-looking statements whether as a result of new information, future events or otherwise.

Contacts

Alberton Acquisition Corp.

Bin Wang

Tel. +1 (917) 202-8028

Email: ben@albertoncorp.com